UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2008

Isilon Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	3345955	91-2101027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3101 Western Ave., Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-315-7493

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 1, 2008, the Board of Directors of Isilon Systems, Inc. (the "Company") appointed Peter H. van Oppen and Matthew S. McIlwain to serve as members of the Board of Directors of the Company. Messrs. van Oppen and McIlwain will serve as Class III directors. As Class III directors, Messrs. van Oppen and McIlwain will hold office until the annual meeting of stockholders in 2009 and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Mr. van Oppen shall be eligible to receive the standard compensation package for non-employee directors of the Company. In particular, Mr. van Oppen will receive an annual retainer of $30,000 for his service on the Board of Directors. In addition, on February 1, 2008, the Board of Directors approved a non-statutory stock option to purchase 75,000 shares of common stock under the Company’s 2006 Equity Incentive Plan at a price of $5.46 per share, the fair market value of the Company’s common stock on such date of grant. The stock option shall vest at the rate of 25% on the 1-year anniversary of February 1, 2008 and 1/12th of the remaining shares on the quarterly anniversary thereafter. Mr. McIlwain has agreed to waive his right to receive cash or equity compensation in connection with his service on the Board of Directors.

The Company issued a press release regarding the appointment of Messrs. van Oppen and McIlwain, attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release of Isilon Systems, Inc. dated February 5, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Isilon Systems, Inc.

February 5, 2008	By:	Keenan M. Conder

Name: Keenan M. Conder
Title: VP General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Isilon Systems, Inc. dated February 5, 2008.